Exhibit 31(c)

Rule 13a-14(a)/15d-14(a) Certification

I, James L. Robo, certify that:

1.	I have reviewed this Form 10-K/A of NextEra Energy Partners, LP (the registrant); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	February 23, 2015

JAMES L. ROBO
James L. Robo Chairman and Chief Executive Officer of NextEra Energy Partners GP, Inc.